EXHIBIT 5.1


              [EVERS & HENDRICKSON LLP LETTERHEAD GRAPHIC OMITTED]

155 MONTGOMERY STREET, 12TH FLOOR, SAN FRANCISCO, CA 94104     ANTOINE M. DEVINE
                                                                         PARTNER

                                                           DIRECT (415) 772-8109
                                                             MAIN (415) 772-8100
                  May 31, 2000                                FAX (415) 772-8101
                                                             DEVINE@EVERSLAW.COM

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:      EASTERN MANAGEMENT CORPORATION, LEGALITY OF SHARES

Dear Madam/Sirs:

         We have made reasonable inquiry and are of the opinion that the securities being offered, will, when sold, be legally issued, fully paid and non-assessable.

         We are not opining as to any other statements contained in the Form SB-2 registration statement, nor as to matters that occur after the date thereof.

                                                 Very truly yours,

                                                 EVERS & HENDRICKSON, LLP

                                                     /s/ Antoine M. Devine
                                                     --------------------------
                                                 By: Antoine M. Devine, Partner

cc:      Devinder Randhawa